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                                                                    Exhibit 14.2

Acorn Family of Funds IRA                                 P.O. Box 8502
                                                          Boston, Ma  02266-8502


SPECIAL SUBSCRIPTION OFFER IRA APPLICATION

     Please use this application only to open a new Traditional IRA, Roth IRA, SEP-IRA or SIMPLE IRA account with Acorn Twenty or Acorn Foreign Forty. You may transfer money from an existing ira account or existing Acorn ira or employer-sponsored plan to Acorn Twenty or Acorn Foreign Forty only on or after November 23, 1998.

     Please note: You may only use regular contribution checks to establish your new ira account during the subscription period. Conversions, transfers or rollovers will be accepted only after the funds begin operations on November 23, 1998.

     If you have questions, or would like ira information about our other Acorn products, please call us at 1-800-9ACORN9 (1-800-922-6769), weekdays, 8:00am-4:30pm, Central time. Please be sure to print your information on this application, then simply sign and return it to us in the postage-paid envelope we've provided or mail it to the address above.

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1    Social Security or Tax Identification Number

     Please provide your social security or tax identification number. To invest, you must be a U.S. citizen or a non-citizen residing in the U.S.

     ___ ___ ___ ___ ___ ___ ___ ___ ___
     Social Security Number or Tax id Number used for tax reporting

[_]  U.S. Citizen     [_]  Non-citizen residing in the U.S.

2    Account Registration

     Please provide your personal information as you would like it to appear on your IRA account. The National Association of Securities Dealers (NASD) requires us to ask for your occupation, employer's name, employer's address, and whether or not you are affiliated with or work for a member of the nasd.

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     Name (first, middle, last)


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     Street address


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     City                                     State               Zip


     (    )                                   (    )
      ---- -------------------------------     ---- ----------------------------
     Daytime phone                            Evening phone

                  /          /
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     Date of birth


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     e-mail address


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     Your occupation


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     Employer


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     Employer's address


[_]  I'm affiliated with or work for a member of the NASD.

3    IRA Type

     Note: This Form For Regular Contributions Only.
     Please check the appropriate box for the type of IRA. See Disclosure Statement for more details on IRA account types.

[_]  Traditional IRA  [_]  SEP-IRA

[_]  Roth IRA         [_]  SIMPLE IRA

Your ira application and investment check must be received by the close of business on November 20, 1998, to receive the opening nav of $10.00 per share. On November 23, your check will be processed and the Funds will commence operations. If we receive your investment after the close of business on November 20, you will receive the nav next calculated after receipt of your investment.

4    Choose Your Investment

     Indicate in which fund you would like us to invest your contribution--Acorn Twenty and/or Acorn Foreign Forty. Each new account requires a $5 set-up fee per fund. Each Fund has an initial minimum investment of $1,000.

[_]  Acorn Twenty                                    $
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[_]  Acorn Foreign Forty                             $
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     Set-Up Fee ($5 per fund)                        $
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     Total                                           $
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     Make your checks payable to State Street Bank and Trust Company and write your contribution year and the appropriate fund name on the check.
     The Acorn funds do not accept third party checks, credit cards or credit card checks.

5    How Did You Hear About Us?

     If you are not a current Acorn shareholder, please tell us how you heard about the new Funds.

[_]  Press mention (specify) __________
[_]  Referred by friend
[_]  Referred by advisor
[_]  Advertisement - Mutual Funds Magazine
[_]  Advertisement - Money Magazine
[_]  Advertisement - Worth Magazine
[_]  Advertisement - Wall Street Journal
[_]  Direct mail
[_]  Internet/World wide web (specify) __________
[_]  Other
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6    Automatic Investment Plan

     Complete this section if you would like to easily add to your Acorn ira through automatic monthly or quarterly investments. You will need to attach a voided check from your checking account for Acorn to set up the investment plan. The minimum automatic investment is $100; the annual maximum investment for an ira is $2,000. Monthly automatic investments are withdrawn from your bank account on or about the 15th of the month; quarterly investments are withdrawn from your bank account in January, April, July and October.

[_]  Acorn Twenty                    $_____________
[_]  monthly                    [_]  quarterly

[_]  Acorn Foreign Forty             $_____________
[_]  monthly                    [_]  quarterly

7    IRA Beneficiary Designation

     Please indicate your beneficiaries. Attach additional instructions for beneficiaries as necessary. Share percentages must be whole, not fractional numbers, and must add up to 100%. Primary beneficiaries will initially receive payment of the IRA account upon your death. If any beneficiary is a trust, please indicate the trust's name and address, the date of the trust, and the trustee's name. You must also furnish State Street Bank, the Custodian, with either a copy of the trust agreement, or certain other information in accordance with IRS regulations. Contact an Acorn account representative at 1-800-962-1585 for details. Contingent beneficiaries will receive payment of the IRA account if no primary beneficiary is living at the time of your death. Payment to the primary and contingent beneficiaries will be made according to the rules of succession described in the signature section of your application.

     Your Primary Beneficiaries


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     1. Name (first, middle, last)


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     Share %                           Relationship


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     Date of birth (month, day, year)


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     2. Name (first, middle, last)


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     Share %                           Relationship


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     Date of birth (month, day, year)


     Your Contingent Beneficiaries


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     1. Name (first, middle, last)


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     Share %                           Relationship


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     Date of birth (month, day, year)


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     2. Name (first, middle, last)


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     Share %                           Relationship


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     Date of birth (month, day, year)

8    Agreement and Signature(s)

     By signing this application, I certify that:

     I understand that the annual IRA maintenance fee of $10 per fund account will be separately billed or collected by redeeming sufficient shares from each fund account. (This fee will be waived for 1998 for new Acorn Twenty or Acorn Foreign Forty ira accounts opened during the subscription period.)

     A $10 fee will apply for each disbursement other than an automatic installment payment.

     Acorn may change the fee schedule from time to time, as provided in the Custodial Agreement. Acceptance will be evidenced by a Letter of Acceptance sent by or on behalf of Acorn and State Street Bank and Trust Company (SSB&T).

     I understand that if more than one beneficiary is named and no percentages are indicated, payment shall be made in equal shares to my primary beneficiary(ies) who survives me. If a percentage is indicated and a primary beneficiary(ies) does not survive me, the percentage of that beneficiary's designated share shall be divided equally among the surviving primary beneficiary(ies).

     I understand that if I choose not to designate any beneficiary(ies), my beneficiary will be my estate (unless state law requires otherwise). I am aware that my beneficiary designation becomes effective when delivered to Acorn and will remain in effect until I deliver to Acorn another beneficiary designation with a later date.

     If I have named a trust as my beneficiary, I understand that I may be treated as having no beneficiary for minimum distribution purposes unless I furnish the Custodian with a copy of the trust or certain other information.

     I hereby adopt the Acorn Traditional or Roth IRA, as applicable, appointing SSB&T as Custodian and as agent to perform administrative services. Although SSB&T is a bank, I recognize that neither Acorn Investment Trust nor any mutual fund in which this IRA may be invested is a bank, and that mutual fund shares are not backed or guaranteed by any bank or insured by the FDIC. This agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts, except as superseded by federal law or statute.

     If this is a SEP-IRA, I further certify that I have, or my employer has, completed and executed Form 5305-sep and furnished to employees all materials required by applicable Department of Labor regulations. I further certify that, if my employer has adopted a Salary Reduction sep prior to 1997, my employer has completed and executed Form 5305-a-sep and I have entered into a salary reduction agreement.

     I have received and read the prospectus for Acorn Twenty and Acorn Foreign Forty, the fund(s) in which I am making a contribution, and have read and understand the applicable IRA Custodial Agreement and Disclosure Statement. I hereby certify under penalties of perjury that my Social Security Number is correct and that I am of legal age to enter into this agreement.

     By signing below, I hereby consent to the terms of the Custodial Agreement for an Acorn Traditional IRA or Roth IRA, as applicable, and name the beneficiary(ies) I have designated in the application.

     Signature(s)

     X
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     Signature (sign exactly as name appears in Account Registration)    Date